AXIOM PARTNERS, LP	Exhibit 10.33 COMMERCIAL REAL ESTATE PROMISSORY NOTE
$800,000.00	Boston, Massachusetts July 7, 2011
FOR VALUE RECEIVED, ADVANSOURCE BIOMATERIALS CORPORATION, a Delaware corporation (“Borrower”) having a principal place of business located at 229 Andover Street, Wilmington, Massachusetts 01887, promises to pay to the order of AXIOM PARTNERS, LP, a Delaware limited liability company (together, with any successors, assigns, participants or any other subsequent holder or holders, “Lender”), at 21 Custom House Street, Suite 910, Boston, Massachusetts 02110, the original principal amount of Eight Hundred Thousand and 00/100 Dollars ($800,000.00), together with interest accruing on the outstanding principal balance of this Commercial Real Estate Promissory Note (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Note”) at the Interest Rate (as defined in Schedule I).  After the occurrence of an Event of Default (as defined in Schedule I), the Interest Rate shall immediately increase to the lesser of:  (i) five percent (5.0%) per annum greater than the Interest Rate; or (ii) the Maximum Legal Rate (as defined in Schedule I) (hereinafter, the “Default Rate”).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Schedule I attached hereto and made a part hereof.

1. Security.  The payment of this Note and all interest, fees and charges herein is evidenced and/or secured by, among other things, (a) a certain Mortgage, Security Agreement and Assignment of even date (as amended, restated, amended and restated or otherwise modified from time to time, the “Mortgage”) granted by Borrower to Lender, encumbering certain real property commonly known as and located at 229 Andover Street, Wilmington, Massachusetts, as more particularly described in the Mortgage (the “Property”), and (b) all other mortgages, security agreements, documents, and agreements now or hereafter executed which by their terms evidence or recite that they have been executed in connection with and/or to secure this Note as the same may be amended, restated, amended and restated or otherwise modified from time to time (collectively, the “Loan Documents”).

2. Interest Rate.

(a) Except as otherwise expressly set forth herein, interest on the outstanding principal balance of this Note shall accrue at the Interest Rate or as otherwise set forth in this Note from (and including) the Funding Date until the entire outstanding principal amount of this Note has been repaid in full.

(b) The monthly payments of interest due under this Note shall be computed by using the actual number of days elapsed in the relevant payment period based on a three hundred sixty (360) day year.  Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on this Note than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-

five (365) day year were used to compute the accrual of interest on this Note.

3. Loan Payments.

(a) Borrower shall pay to Lender payments of principal and interest due under this Note as follows:

(i) on the Funding Date, Borrower shall make a payment to Lender of an amount equal to interest only on the outstanding principal balance of this Note from the Funding Date up to and including the last day of the calendar month in which the Funding Date occurs;

(ii) on the First Monthly Payment Date, and on the last day of each calendar month thereafter until all principal amounts outstanding under the Loan are paid in full in cash, Borrower shall make a payment to Lender of any and all interest that has accrued on the outstanding principal balance of this Note; and

(iii) Borrower shall pay Lender on the Maturity Date, or any earlier date on which the indebtedness may become due, by acceleration or otherwise, the entire outstanding principal balance of this Note, all accrued and unpaid interest, the Minimum Interest Recovery, the Exit Fee, and all other amounts due hereunder and under the other Loan Documents.

(b) For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, or any earlier date on which the indebtedness may become due, by acceleration or otherwise, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date or such earlier date.

(c) All amounts due under this Note and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

(d) Except as otherwise specifically provided herein, all payments and prepayments under this Note shall be made to Lender not later than 3:00 P.M., Boston, Massachusetts time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office (such address being 21 Custom House Street, Suite 910, Boston, Massachusetts 02110) or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(e) Borrower agrees that if Borrower makes a tender of a payment but does not simultaneously tender any Late Charge, the Minimum Interest Recovery, the Exit Fee, and all other amounts outstanding under this Note and the other Loan Documents, and such payment shall be accepted by Lender, with or without protest, such acceptance shall not:

(i)           constitute any waiver of Lender’s rights to receive such Late Charge, the Minimum Interest Recovery, the Exit Fee, or any other amount due and owing by Borrower to Lender under this Note and the other Loan Documents; and

(ii)           constitute payment in full of the Loan unless and until such Late Charge, the Minimum Interest Recovery, the Exit Fee, any and all other fees, or any other amount due and owing under this Note and/or the other Loan Documents, as the case may be, shall be paid in full.

Notwithstanding anything to the contrary contained in this Note or in the other Loan Documents, Lender shall have no obligation to accept any payments made hereunder not accompanied by any Late Charge, the Minimum Interest Recovery, the Exit Fee, all other applicable fees, or any other amount due and owing under this Note and/or the other Loan Documents.

4. Prepayments; Minimum Interest Recovery; Exit Fee.

(a) Upon not less than seven (7) days written notice to Lender, Borrower may, from time to time, prepay this Note, in whole or in part.

(b) Upon the payment in full of the Loan (whether on the Maturity Date or on any other date including the date of any voluntary or involuntary prepayment hereunder) or upon acceleration of the Loan by Lender as provided in the Loan Documents, Borrower shall pay both the Exit Fee and the Minimum Interest Recovery to Lender.  Both the Minimum Interest Recovery and the Exit Fee shall be deemed earned upon execution of this Note.

(c) Borrower acknowledges and agrees that the Minimum Interest Recovery and the Exit Fee are all (i) bargained for consideration, (ii) a material inducement to Lender’s making the Loan, and (iii) not a penalty.

5. Application of Payments.  Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Note shall be applied to the payment of interest computed at the Interest Rate.  All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity.  Following the occurrence and during the continuance of an Event of Default, any payment on this Note shall be applied to accrued but unpaid interest, Late Charges, accrued fees, the unpaid principal amount of this Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity.

6. Late Payment Charges.  Borrower shall pay a late charge (the “Late Charge”) equal to five (5.0%) percent of any amount not paid within five (5) days after the due date.

7. Acceleration.    Upon the occurrence of an Event of Default, Lender may, at its option, without notice or demand or protest (which is hereby waived by Borrower), and in addition to any other remedies to which it may be entitled, declare the total unpaid principal balance of the indebtedness evidenced hereby and the other Loan Documents, together with all accrued but unpaid interest thereon, and all other sums owing (including, without limitation, the Minimum Interest Recovery and the Exit Fee), immediately due and payable and all such amounts shall thereafter bear interest at the Default Rate (provided, however, the Default Rate shall not accrue on any Late Charges).  All such interest shall be paid at the time of and as a condition precedent to the curing of any Event of Default should Lender, in its sole discretion, allow such default to be cured.  TIME IS OF THE ESSENCE IN THIS NOTE.

8. Usury Savings.  This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of this Note at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If, by the terms of this Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

9. Miscellaneous.

(a) Any Event of Default shall also constitute a default under all other agreements between Lender and Borrower and under all other instruments and papers given to Lender by Borrower.

(b) Any and all deposits or other sums at any time credited by, or due to Borrower from, Lender or any of its banking or lending affiliates or any lender acting as a participant under any loan arrangement between Lender and Borrower, and any cash, securities, instruments, or other property of Borrower in the possession of Lender, or any of its banking or lending affiliates, or any lender acting as a participant under any loan arrangement between Lender and Borrower, whether for safekeeping, or otherwise, or in transit to or from Lender or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on Lender’s behalf (regardless of the reason Lender had received same or whether Lender has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may be applied or set off against such Liabilities at any time after the occurrence of an Event of Default, whether or not other collateral is available to Lender.

(c) No delay or omission by Lender in exercising or enforcing any of Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

(d) Lender may from time to time, without notice to or the consent of Borrower (and Borrower hereby waiving any right to notice), sell, transfer, pledge, assign and convey this Note, the Loan and the other Loan Documents (or any interest therein), and any and all servicing rights with respect thereto, and may grant participations in the Loan.  In connection with any such sale, transfer, assignment, conveyance or participation, Lender may, acting for this purpose as an agent of Borrower, maintain at its offices a register for the recordation of the names and addresses of Lender’s participants or assignees, and the amount and terms of Lender’s sales, transfers, assignments, conveyances and participations including specifying any such participant's or assignee's entitlement to payments of principal and interest, and any payments made, with respect to each such sale, transfer, assignment, conveyance or participation.  Upon the occurrence of a transfer of this Note, Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

(e) At the request of Lender or other holder of this Note, Borrower, at Borrower’s sole cost and expense, agrees to provide information and to otherwise cooperate in order to satisfy the market standards to which Lender or the holder of this Note customarily adheres or which may be reasonably required in the marketplace in connection with the sale or participation of the Loan, or any portion thereof.

(f) Borrower, and each endorser and guarantor of this Note, shall indemnify, defend, and hold Lender harmless against any claim brought or threatened against Lender by Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of Lender’s relationship with Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled, or pursued by Lender with counsel of Lender’s selection, but at the expense of Borrower and any endorser and/or guarantor).

(g) Borrower will pay on demand all attorneys’ reasonable fees and out-of-pocket expenses incurred by Lender in the administration of all Liabilities of Borrower to Lender, including, without limitation, costs and expenses associated with travel on behalf of Lender.  Borrower will also pay on demand, all attorneys’ reasonable fees, out-of-pocket expenses incurred by Lender’s attorneys and all costs incurred by Lender, including, without limitation, costs and expenses associated with travel on behalf of Lender, which costs and expenses are directly or indirectly related to the preservation, protection, collection or enforcement of any of Lender’s rights against Borrower or any such endorser or guarantor and against any collateral given Lender to secure this Note or any other Liabilities of Borrower or such endorser and guarantor to Lender (whether or not suit is instituted by or against Lender).

(h) Borrower, and each endorser and guarantor of this Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted Borrower or any endorser or guarantor by

Lender with respect to this Note and/or any collateral given to secure this Note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of Borrower or any endorser or guarantor to Lender.

(i) This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

(j) The liabilities of Borrower and any endorser or guarantor of this Note are joint and several; provided, however, the release by Lender of any Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note.  Each reference in this Note to Borrower, any endorser, and any guarantor, is to such person individually and also to any such persons jointly.  No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to Lender of the person from whom contribution is sought have been satisfied in full.

(k) Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that Lender, in the establishment and maintenance of Lender’s relationship with Borrower contemplated by this Note, is relying thereon. BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF BORROWER OR OF ANY OTHER PERSON LIABLE TO LENDER ON ACCOUNT OF OR IN RESPECT TO THE INDEBTEDNESS, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST LENDER OR IN WHICH LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN BORROWER, ANY SUCH PERSON, AND LENDER.

(l) Borrower and each endorser and guarantor hereof each authorize Lender to complete this Note if delivered incomplete in any respect.

(m) This Note is delivered to Lender at its office in Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

(n) Borrower and each endorser and guarantor of this Note each submit to the jurisdiction of the courts of The Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure their respective liabilities, obligations and indebtedness to Lender, and their respective relationships with Lender.

(o) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(p) Upon receipt of an affidavit of any officer of Lender as to the loss, theft, destruction or mutilation of this Note, Borrower shall promptly issue a replacement note, in form and substance identical to this Note.  In no event shall Lender be required to indemnify Borrower or any other person or entity in connection with Borrower’s issuance of such a replacement note.

(q) THE OBLIGATIONS SET FORTH IN THIS NOTE ARE COMMERCIAL OBLIGATIONS AND DO NOT REPRESENT A LOAN USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES AND IS NOT A CONSUMER TRANSACTION OR OTHERWISE SUBJECT TO THE PROVISIONS OF THE FEDERAL TRUTH IN LENDING ACT OR FEDERAL RESERVE BOARD REGULATION Z, M.G.L. C 140D OR ANY OTHER CONSUMER STATUTES OR REGULATIONS OR RESTRICTIONS.

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EXECUTED as a sealed document as of the day and year first above written.

Witness:	BORROWER: ADVANSOURCE BIOMATERIALS CORPORATION a Delaware corporation
/s/ David E. Dryer_______ Print Name:_David E. Dryer	By: /s/ Michael F. Adams Name: Michael F. Adams Title: President and Treasurer

SCHEDULE I

DEFINITIONS

“Business Day” means any day other than Saturday, Sunday, and any other day on which banks are required or authorized to close in Massachusetts.

“Exit Fee” means an exit  fee equal to Sixteen Thousand and 00/100 Dollars ($16,000.00).

“Event of Default” shall have the meaning ascribed to it in the Mortgage.

“First Monthly Payment Date” means August 31, 2011.

“Funding Date” means July 8, 2011.

“Interest Rate” means a fixed rate of interest equal to fifteen percent (15%) per annum.

“Liabilities” shall have the meaning ascribed to it in the Mortgage.

“Loan” means the loan made by Lender to Borrower, as evidenced by this Note.

“Maturity Date” means July 8, 2013.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minimum Interest Recovery” means a minimum interest recovery equal to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), minus the amount of interest (excluding interest at the Default Rate) actually paid to Lender.